Exhibit 10

Addendum to J.A. Bouknight Agreement

November 19, 2012

This is an addendum to the agreement between J.A. Bouknight and the Company dated August 26, 2009 (the “Agreement”).

Page 2 of the Agreement shall be amended by adding the following to the end of the second paragraph thereof:

Any award of Performance Shares granted to you in 2013 will fully vest (without proration) if your date of retirement is on or after December 31, 2013, or if your employment is terminated by reason of disability or death, and any such award due will be made after the completion of the three year performance cycle applicable to each grant.

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If the foregoing is in accordance with your understanding, please sign this Addendum to the Agreement and return it to Margaret M. Pego, Senior Vice President - Human Resources and Chief Human Resources Officer.

/s/ J.A. Bouknight	11/20/2012
J.A. Bouknight	Date
Executive Vice President & General Counsel

/s/ Margaret M. Pego	11/20/2012
Margaret M. Pego	Date
Senior Vice President – Human Resources and Chief Human Resources Officer